SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 22, 2003

MADISON BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32867	59-3720289

(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

35388 U.S. 19 North
Palm Harbor, Florida 34684

(address of principal executive offices)
Registrant’s telephone number: (727) 786-3888

ITEM 5. Other Events.

ITEM 5. Other Events.

     On July 22, 2003, Madison Bancshares, Inc. announced the termination of O.B. Young, its Vice President and the Executive Vice President – Retail Banking of its wholly-owned subsidiary, Madison Bank. At this time, the positions of Vice President and Executive Vice President – Retail Banking remain unfilled.

Date: July 22, 2003

Madison Bancshares, Inc. (Registrant)

By:	/s/ Robert B. McGivney Robert B. McGivney President and Chief Executive Officer